UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2010

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX		77056
(Address of principal executive offices)		(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Share Sale and Purchase Agreement

On July 6, 2010, Vantage Drilling Company (the “Company”) entered into a Share Sale and Purchase Agreement with F3 Capital (the “SSPA”) pursuant to which the Company agreed to purchase from F3 Capital the remaining 55% interest that the Company does not already own in Mandarin Drilling Corporation (“Mandarin”) for total consideration of $139,650,000, consisting of $79,650,000 (such amount to be reduced by amounts Company may pay directly to shipyard) in cash, and a promissory note in the principal amount of $60,000,000 issued to F3 Capital (the “F3 Capital Note”). Mandarin holds the construction contract for the Platinum Explorer, an ultra-deepwater drillship for which Mandarin has previously paid approximately $64 million in construction or construction related payments and for which additional installment payments are expected to be made of approximately $70 million on July 30, 2010 (from the $79,650,000 cash portion of the consideration for Mandarin), in conjunction with the closing of the SSPA (the “Closing”), and approximately $505 million at delivery (currently expected to be November 10, 2010, which does not include approximately $75 million in related equipment costs associated with completion and outfitting of the drillship). F3 Capital is the Company’s largest shareholder and is wholly-owned by Hsin-Chi Su, one of the Company’s directors. The SSPA contains customary representations and warranties for both the Company and F3 Capital.

The Closing is subject to several closing conditions, including: (a) arrangements being made by the Company to replace the existing collateral with the Company’s own collateral under the performance bond issued in connection with the drilling contract for the Platinum Explorer with Oil & Natural Gas Corporation Limited and (b) the Company’s receipt of the financing necessary to fund its obligations under the SSPA and pay the remaining construction and equipment costs associated with the completion and outfitting of the Platinum Explorer, which are expected to total approximately $580 million following Closing (including the approximately $505 million due upon delivery). The Company will also be required to indemnify F3 Capital for any losses suffered under the guarantee to Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”). The Closing is expected to occur on or before July 30, 2010, and the SSPA will terminate if the transaction has not been consummated on or before that date.

At Closing, the Company will enter into the F3 Capital Note as well as a Registration Rights Agreement with F3 Capital (the “Registration Rights Agreement”).

The above summary description of the SSPA is qualified in its entirety by reference to the full text of the SSPA, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

F3 Capital Note

Upon issuance, the F3 Capital Note will accrue interest at 5% per annum and will mature ninety (90) months from the issue date. The F3 Capital Note will become convertible into the ordinary shares of the Company upon approval by the Company’s shareholders.

The Company will file a preliminary proxy statement with the Securities and Exchange Commission for a meeting of shareholders that includes a proposal seeking shareholder approval for the F3 Capital Note to be convertible into the ordinary shares of the Company. If shareholders approve the proposal, the principal amount of the F3 Capital Note will be convertible into ordinary shares of the Company at a price based on the amount at which the Company has recently sold equity. Further, if the F3 Capital Note becomes a convertible note, F3 Capital may elect to convert the note into the Company’s ordinary shares upon the occurrence of certain events tied to the delivery of the Platinum Explorer. The Company would be able to require conversion of the F3 Capital Note at maturity.

If the F3 Capital Note becomes convertible, any principal amount of the note that F3 Capital elects to convert will be reduced by any amounts owed by F3 Capital to Vantage Deepwater Company (“Vantage Deepwater”) or Vantage International Management Company in connection with the Platinum Explorer that are more than sixty days past due. The F3 Capital Note also contains both a variety of anti-dilution covenants that would adjust the conversion price of the note upon the issuance of ordinary shares for a price less than the conversion price of the F3 Capital Note and a preemptive right covenant that provides F3 Capital with the right to purchase a pro-rata portion of any equity or convertible debt that the Company offers so long as the F3 Capital Note is outstanding.

If the Company does not repay the F3 Capital Note on its scheduled maturity date or upon the occurrence of certain customary default provisions, the interest rate on any amounts outstanding under the note will rise to 10% per annum. If the Company fails to timely set a record date for a meeting of shareholders, timely file a preliminary proxy statement for the meeting or to comply with other timing provisions related to the registration of any shares that may be issued upon conversion, the interest rate on any amounts outstanding under the note will increase to 12% per annum and the Company will be obligated to make an initial penalty payment of $5,000,000 to F3 Capital and pay certain other additional amounts until the Company complies with such obligations.

The above summary description of the F3 Capital Note is qualified in its entirety by reference to the full text of the Form of F3 Capital Note, which is filed with this current report on Form 8-K as Exhibit 10.2.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, the Company will agree to register the ordinary shares issuable upon the conversion of the F3 Capital Note if it becomes convertible, as well as certain other shares previously issued to F3 Capital and approved by shareholders in December 2009. Under the terms of the Registration Rights Agreement, F3 Capital has piggyback registration rights should the Company propose to file a registration statement under the Securities Act of 1933, as amended (other than on Forms S-4 or S-8). In addition, F3 Capital has the right to demand that the Company register all of the ordinary shares covered by the Registration Rights Agreement.

The above summary description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement, which is filed with this current report on Form 8-K as Exhibit 10.3.

Call Option Agreement

On July 6, 2010, the Company entered into a Call Option Agreement with Valencia Drilling Corporation (“Valencia”), an affiliate of F3 Capital. Pursuant to the terms of the Call Option Agreement, the Company granted Valencia the option to purchase Vantage Deepwater from the Company for total consideration of $1.00. Vantage Deepwater is a party to a drilling contract with Petrobras Venezuela Investments & Services B.V. (“Petrobras”). The option granted to Valencia under the Call Option Agreement may only be exercised upon the earlier of: (a) completion of construction, outfitting and delivery of the DragonQuest or (b) completion of financing for the unfunded construction for the DragonQuest. In order to exercise the option, Valencia must have paid all amounts owed to the Company under the construction supervision and management agreements related to the DragonQuest and enter into arrangements to ensure that the Company receives an amount equal to all management fees that the Company would have otherwise been entitled to under the management services agreement for the DragonQuest, with such amounts being paid to the Company as if Valencia had never exercised its rights under the Call Option Agreement. The option granted to Valencia will also terminate upon the occurrence of specified defaults.

The above summary description of the Call Option Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed with this current report on Form 8-K as Exhibit 10.4.

DragonQuest Financing Agreement

On July 6, 2010, the Company and two of its wholly owned subsidiaries, Vantage Deepwater and Titanium Explorer Company (“Titanium”), entered into a financing agreement with Valencia regarding the drillship DragonQuest (the “DragonQuest Financing Agreement”). Under the terms of the DragonQuest Financing Agreement, the Company will take specified measures to facilitate the financing of the DragonQuest, although such measures do not include the incurrence of additional debt, the issuance of any guarantees or the pledge of its assets. The Company has also agreed, if requested by Valencia or a third party financier, to assist Valencia in providing collateral in order to procure financing for the DragonQuest, including novating the drilling contract with Petrobras and deferring up to 75% of the fees payable under the management agreement. If any management fees are deferred, such deferred fees will be payable annually with interest of 8%, and any deferred fees may be paid in cash or ordinary shares of Valencia, at Valencia’s election. Further, pursuant to the DragonQuest Financing Agreement, the Company will defer Valencia’s payment of construction management fees due to Titanium under the construction management agreement between Titanium and Valencia from July 6, 2010, until the delivery date of the DragonQuest. Upon the occurrence of any default by Valencia within eight years after the date of the DragonQuest Financing Agreement, the Company shall have the option (subject to certain exceptions) to purchase all of the issued and outstanding shares of Valencia from F3 Capital.

The above summary description of the DragonQuest Financing Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed with this current report on Form 8-K as Exhibit 10.5

The SSPA, F3 Capital Note, Registration Rights Agreement, Call Option Agreement and DragonQuest Financing Agreement were each approved by a Special Committee of the Company’s Board of Directors composed of independent directors (the “Special Committee”) and by the Audit Committee of the Company’s Board of Directors. In addition, the Special Committee received a fairness opinion from Parks Paton Hoepfl & Brown, LLC, regarding the fairness of the transactions described above to the Company’s disinterested shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 – Share Sale and Purchase Agreement dated as of July 6, 2010, between Vantage Drilling Company and F3 Capital *

Exhibit 10.2 – Form of Promissory Note between Vantage Drilling Company and F3 Capital*

Exhibit 10.3 – Form of Registration Rights Agreement between Vantage Drilling Company and F3 Capital*

Exhibit 10.4 – Call Option Agreement between Vantage Drilling Company and Valencia Drilling Corporation dated July 6, 2010*

Exhibit 10.5 – Financing Agreement regarding the drillship Dragonquest between Vantage Drilling Company, Vantage Deepwater Company, Titanium Explorer Company, and Valencia Drilling Corporation dated July 6, 2010*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010

VANTAGE DRILLING COMPANY

/s/ Doug Smith
Doug Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1 – Share Sale and Purchase Agreement dated as of July 6, 2010, between Vantage Drilling Company and F3 Capital *

Exhibit 10.2 – Form of Promissory Note between Vantage Drilling Company and F3 Capital*

Exhibit 10.3 – Form of Registration Rights Agreement between Vantage Drilling Company and F3 Capital*

Exhibit 10.4 – Call Option Agreement between Vantage Drilling Company and Valencia Drilling Corporation dated July 6, 2010*

Exhibit 10.5 – Financing Agreement regarding the drillship Dragonquest between Vantage Drilling Company, Vantage Deepwater Company, Titanium Explorer Company, and Valencia Drilling Corporation dated July 6, 2010*

* Filed herewith.